Exhibit 3.1

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After lssuance of Stock)

                            Kyocera Manaagement, Ltd.
                            -------------------------
                               Name of Corporation

We the undersigned Bruce Ransom and Brian Ransom
                   ------------     -------------
                     President        Secretary

of Kyocera1 Management, Ltd. do hereby certify:
   ------------------------
      Name of Corporation

That the Board of Directors of said corporation at a meeting duly convened, held on the 31st day of March, 1999, adopted a resolution to amend the original articles as follows:

         Article I is hereby amended to read as follows:

         The Name of the Corporation is: CathayOnline, Inc.


The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,285,200; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each ciass of stock outstanding and entitled to vote thereon.


                                   -------------------------------------
                                   Bruce Ransom
                                   President



                                   -------------------------------------
                                   Brian Ransom
                                   Corporate Secretary

Province of British Columbia

Country of Canada

This instmnient was acknowledged before me on April 8, 1999 by Bruce Ransom as President and Brian Ransom as Corporate Secretary

of Kyocera Management, Ltd a Nevada corporation.

Signature
         ---------------------------

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                            KYOCERA MANAGEMENT, LTD.
                            ------------------------
                              Name of Corporation

We the undersigned               SHARON A. BOYD                   and
                   ----------------------------------------------
                           President or Vice President

       JEANETTE HUNTLEY          of              KYOCERA MANAGEMENT, LTD.
--------------------------------    ------------------------------------------
Secretazy or Assistant Secretary                    Name of Corporation

do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 5 th day of JANUARY, 1998 adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         That the total number of voting common stock authorized that may be issued by the corporation is fifty million (50,000,000) shares of stock with par value of $.OO1 per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from titme to time by the Board of Directors.



         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 25,000 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon. President o Secretary or Assistant Secretary




                                        ---------------------------------------
                                        President or Vice President



                                        ---------------------------------------
                                        Secretary or Assistant Secretary


State of California
County of San Diego

         This instrument was ackknowledged before me on 4/16/98 by SHARON A. BOYD as PRESIDENT and JEANETTE HUNTLEY as SECRETARY of KYOCERA MANAGEMENT, LTD. a Nevada corporation.

Signature
          -------------------------

[GRAPHIC OMITTED]

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that KYOCERA MANAGEMENT, LTD. did on the TWENTIETH day of SEPTEMBER, 1995 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, this TWENTIETH day of SEPTEMBER, 1995.





                                    Secretary of State


                           By

                                    Certification Clerk

                            ARTICLES OF INCORPORATION
                                       OF
                            KYOCERA MANAGEMENT, LTD.


         FIRST. The name of the corporation is:

                  KYOCERA MANAGEMENT, LTD.


         SECOND. The resident agent for this corporation shall be:

                  SAGE INTERNATIONAL INC.

The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1135 Terminal Way, Suite 209, Reno, Nevada 89502, located in Washoe County, State of Nevada. This corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.


         THIRD. The objects for which this corporation is formed are as follows: to engage in any lawful activity.



         FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is TWENTY FIVE THOUSAND (25,000) shares of stock with NO PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.



         FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one
(1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

          NAME                                       POST OFFICE ADDRESS
      CHERI S. HILL                              1135 TERMINAL WAY, SUITE 209
                                                 RENO, NEVADA 89502

                                  1 of 3 pages.

         SIXTH. After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.


         SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

         NAME                                        POST OFFICE ADDRESS
     CHERI S. HILL                               1135 TERMINAL WAY, SUITE 209
                                                 RENO, NEVADA 89502

         EIGHTH. The corporation is to have perpetual existence.


         NINTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.


         TENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.


         ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

                                  2 of 3 pages.

         I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and accordingly have hereunto set my hand September 19, 1995.




-----------------------------------
CHERI S. HILL, Incorporator




STATE OF NEVADA

COUNTY OF WASHOE

On September 19, 1995, before me, the undersigned, a Notary Public in and for said County and State, personally appeared CHERI S. HILL, personally known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.




-----------------------------------
Notary Public




                          CERTIFICATE OF ACCEPTANCE OF
                          APPOINTMENT BY RESIDENT AGENT


SAGE    INTERNATIONAL,    INC.,   hereby   accepts   appointment   as   Resident
Agent of KYOCERA MANAGEMENT, LTD..


SAGE INTERNATIONAL, INC.


By:                                         Date September 19, 1995
   ------------------------------
    CHERI S. HILL, Senior V.P.






                                  3 of 3 pages.